Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

CALLABLE SECURED CONVERTIBLE NOTE

Scottsdale, Arizona

May ____, 2005

$4,000,000.00

FOR VALUE RECEIVED, EGPI FIRECREEK, INC., a Nevada corporation (hereinafter called “Borrower”), hereby promises to pay to the order of TIRION GROUP INC., a BVI Registered Co., or registered assigns (“Holder”) the sum of $4,000,000.00 on May ___, 2006 (the “Maturity Date”), or so much thereof as shall have been advanced hereunder, and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) (the “Interest Rate”) per annum from the later of the date of this Note or the date of full funding of the proceeds of this Note (in any case, the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable annually in arrears. All payments due hereunder (to the extent not converted into common stock, $.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of Las Vegas, Nevada, are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated of even date herewith, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1

Conversion Right. Holder shall have the right from time to time during the Conversion Period (hereinafter defined) to convert (each a “Conversion”) all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion price (the “Conversion Price”) determined as provided herein. The “Holding Period” is the period of time that commences on the date of this Note and continues until the first business day which is at least ninety (90) days after the Issue Date; provided, however, that if the Funding Schedule (hereinafter defined) is fully and timely complied with by Holder, then the Holding Period shall be the period of time commencing on the date of this Note and ending upon the first business day after the date the shares of Common Stock issuable upon a Conversion of this Note have been registered under the Act as contemplated by the Registration Rights Agreement (herein after defined). The “Conversion Period” is the period of time that commences on the expiration of the Holding Period and ends on the earlier to occur of the Maturity Date or the date on which Borrower gives the Optional Prepayment Notice defined in Section 5.1. The funding schedule for amounts advanced under this Note (the “Funding Schedule”) is as follows: $2,000,000 shall be funded under this Note to Borrower on or before May 19, 2005; an additional $1,000,000 ($3,000,000 aggregate) shall be funded under this Note to Borrower on or before May 31, 2005; and an additional $1,000,000 ($4,000,000 aggregate) shall be funded under this Note to Borrower on or before June 7, 2005.

Holder hereby agrees, by acceptance of this Note, that Holder shall not liquidate, during any single calendar month, more than the lesser of (i) ten percent (10%) of the total shares converted or (ii) twenty-five percent (25%) of the average of the previous ninety (90) trading days volume of the stock as reported by Bloomberg, NASDAQ (or other recognized and agreed market quoting service).

Notwithstanding the foregoing, (i) should Holder convert any portion of this Note such that Conversion results in beneficial ownership (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder) by Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock, it shall be the responsibility of Holder to file such reports as shall be necessary to comply with securities laws, and (ii) Holder shall not be entitled to convert any portion of this Note during any month immediately succeeding a Determination Date on which Borrower exercises a prepayment option pursuant to Section 5.2 of this Note. The number of shares of Common Stock to be issued upon each Conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion in the form attached hereto as Exhibit “A” (the “Notice of Conversion”), delivered to Borrower by Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or other means resulting in delivery to Borrower before 6:00 p.m., Las Vegas, Nevada time on the date of such Conversion (the “Conversion Date”). The term “Conversion Amount” means, with respect to any Conversion, the sum of the principal amount of this Note to be converted in such Conversion plus accrued and unpaid interest on such principal amount at the interest rates provided in this Note to the Conversion Date. The term “Determination Date” means the last business day of each month after the Issue Date.

1.2

Conversion Price. The Conversion Price shall be an amount equal to eighty percent (80%) of the lowest closing bid price (as reported by Bloomberg or NASDAQ) of the Common Stock for the five (5) Trading Days (hereinafter defined) immediately preceding a Conversion Date (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by Borrower relating to Borrower’s securities or the securities of any subsidiary of Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). “Trading Day” means any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service acceptable to and hereafter designated by Holder and Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by Borrower and Holder.

1.3

Authorized Shares. Borrower covenants that during the Conversion Period, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide two times the amount of shares needed for the issuance of Common Stock upon the full conversion of this Note (based on the Conversion Price of the Note or the Exercise Price of the Warrants in effect from time to time) reduced from time to time to account for portions of this Note converted to Common Stock in accordance herewith (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with Borrower’s obligations pursuant to Section 4(e) of the Purchase Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time Holder submits a Notice of Conversion, and the Reserved Amount is for any reason insufficient to effect such Conversion in accordance with this Article I (a “Conversion Default”), then (i) Borrower shall issue to Holder all shares of Common Stock in the Reserved Amount then available to effect such Conversion, and (ii) Borrower shall call and hold a special meeting of its shareholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of shares of Common Stock authorized. The directors and officers of Borrower shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized and shall vote all of their shares in favor of increasing the number of shares of Common Stock authorized. The portion of this Note which Holder included in its Conversion Notice and which exceeds the amount then convertible into available shares of Common Stock (the “Excess Amount”) shall not be convertible into Common Stock until the date additional shares of Common Stock are authorized by Borrower to permit such Conversion, at which time the Conversion Price for such Conversion shall be the lesser of the Conversion Price on the date of the Conversion Default and the Conversion Price on the date shares are available for such Conversion.

1.4

Method of Conversion.

(a)

Mechanics of Conversion. Subject to restrictions on conversion elsewhere stated in this Note, this Note may be converted by Holder in whole or in part, at any time and from time to time, during the Conversion Period by (i) submitting to Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Las Vegas, Nevada time) and (ii) in the case of the last Conversion under this Note, surrendering this Note at the principal office of Borrower.

(b)

Records of Conversions; Surrender of Note. Holder and Borrower shall maintain records showing the dates of Conversions and the principal amounts converted, or shall use such other method reasonably satisfactory to Holder and Borrower. In the event of any dispute or discrepancy, the records of Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted in accordance with this Note, Holder may not transfer this Note unless Holder first physically surrenders this Note to Borrower, whereupon Borrower will immediately issue and deliver upon the order of Holder a new Note of like tenor, registered as Holder (upon payment by Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. Following a Conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the face amount hereof.

(c)

Payment of Taxes. Borrower shall not be required to pay any tax payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on a Conversion of this Note in a name other than that of Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the Person (hereinafter defined) or Persons (other than Holder or the custodian in whose street name such shares are to be held for Holder’s account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d)

Delivery of Common Stock Upon Conversion. Upon receipt by Borrower from Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion, Borrower shall cause to be issued and delivered to or upon the order of Holder certificates for the Common Stock issuable upon such Conversion within three (3) business days after such receipt (and, solely in the case of a Conversion of the entire unpaid principal amount hereof, after surrender of this Note) in accordance with the terms hereof. Upon such Conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such Conversion, and, unless Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion.

(e)

Delivery by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon a Conversion, provided Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon a Conversion to Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

1.5

Concerning the Shares. The shares of Common Stock issuable upon a Conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act, or (ii) Borrower or its transfer agent shall have been furnished with an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”), or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon a Conversion of this Note have been registered under the Act as contemplated by the Registration Rights Agreement executed of even date between Borrower and Holder (the “Registration Rights Agreement”) or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon a Conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.”

The legend set forth above shall be removed and Borrower shall issue to Holder a new certificate therefor free of any transfer legend if (i) Borrower or its transfer agent shall have received an opinion of counsel reasonably accepted to counsel for Borrower, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) Holder provides Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon a Conversion of this Note can be sold pursuant to Rule 144, or (iii) in the case of the Common Stock issuable upon a Conversion of this Note, such security is registered for sale by Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Note shall (i) limit Borrower’s obligation under the Registration Rights Agreement or (ii) affect in any way Holder’s obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

1.6

Effect of Certain Events.

(a)

Adjustment Due to Merger, Consolidation, Etc. If during the Conversion Period, there shall occur (i) the sale, conveyance or disposition of all or substantially all of the assets of Borrower, (ii) the effectuation by Borrower of a transaction or series of related transactions in which more than 50% of the voting power of Borrower is disposed of, (iii) the consolidation, merger or other business combination of Borrower with or into any other Person (as defined below) or Persons when Borrower is not the survivor, (iv) a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or another entity, then in any of such cases Holder shall have the right to receive upon a Conversion of this Note, in lieu of the shares of Common Stock immediately theretofore issuable upon such Conversion, such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein). Further, in any such case, appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon a Conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the Conversion. Borrower shall not effect any transaction described in this Section 1.6(a) unless the resulting successor or acquiring entity assumes by written instrument the obligations of this Section 1.6(a). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)

Adjustment Due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Holder shall be entitled, upon any Conversion after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such Conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(c)

Purchase Rights. If, at any time when this Note is issued and outstanding, Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d)

Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon a Conversion of the Note.

1.7

Status as Shareholder. Upon submission of a Notice of Conversion by Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) Holder’s rights as a holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of Borrower’s failure to comply with the terms of this Note.

ARTICLE II. CERTAIN COVENANTS

2.1

Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder’s written consent (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan.

2.2

Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3

Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.4

Advances and Loans. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of Borrower, except loans, credits or advances (i) for the purposes for which funds have been advanced hereunder, (ii) in existence or committed on the date hereof and of which Borrower has informed Holder in writing prior to the date hereof, (iii) made in the ordinary course of business, or (iv) not in excess of $100,000.

2.5

Contingent Liabilities. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder’s written consent, which shall not be unreasonably withheld, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (i) for the purposes for which funds have been advanced hereunder, (ii) in existence or committed on the date hereof and which Borrower has informed Holder in writing prior to the date hereof, and (iii) similar transactions in the ordinary course of business.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1

Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration hereof, or otherwise;

3.2

Conversion and the Shares. Borrower fails to issue shares of Common Stock to Holder upon exercise by Holder of the conversion rights of Holder in accordance with the terms of this Note except under the circumstances provided in Section 1.3, or fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to Holder upon a Conversion of or otherwise pursuant to this Note as and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to Holder upon a Conversion of or otherwise pursuant to this Note as and when required by this Note or the Registration Rights Agreement, and in any such case, such failure continues uncured for ten (10) days after Borrower has been notified thereof in writing by Holder;

3.3

Failure to Timely File Registration or Effect Registration. Borrower fails to file the registration statement required by the Registration Rights Agreement;

3.4

Breach of Covenants. Borrower breaches any material covenant or other material term or condition contained in this Note or in the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to Borrower from Holder;

3.5

Breach of Representations and Warranties. Any representation or warranty of Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Holder with respect to this Note, the Purchase Agreement or the Registration Rights Agreement;

3.6

Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

3.7

Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by Holder, which consent will not be unreasonably withheld;

3.8

Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower; or

3.9

Delisting of Common Stock. Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

ARTICLE IV. MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of Holder shall be as shown on the records of Borrower; and

the address of Borrower shall be 6564 Smoke Tree Lane, Scottsdale, AZ 85253, facsimile number: (480) 443-1403. Both Holder and Borrower may change the address for service by service of written notice to the other as herein provided.

4.3

Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to be the benefit of Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act) or any attempted transfer of this Note to such transferee shall be void. Any such assignee shall accept the funding obligations of this Note and the obligations of the Purchase Agreement and Registration Rights Agreement. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5

Cost of Collection. If default is made in the payment of this Note, Borrower shall pay Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6

Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEVADA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

4.7

Certain Amounts. Whenever pursuant to this Note Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest, Borrower and Holder agree that the actual damages to Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by Borrower represents stipulated damages and not a penalty and is intended to compensate Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon a Conversion at a price in excess of the price paid for such shares pursuant to this Note. Borrower and Holder agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8

Denominations. At the request of Holder, upon surrender of this Note, Borrower shall promptly issue new replacement notes (which collectively shall then be deemed the “Note” for purposes of this instrument) in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as Holder shall request.

4.9

Purchase Agreement. By its acceptance of this Note, Holder agrees to be bound by the applicable terms of the Purchase Agreement.

4.10

Notice of Corporate Events. Except as otherwise provided below, Holder shall have no rights as a holder of Common Stock unless and only to the extent that Holder converts this Note into Common Stock. Borrower shall provide Holder with prior notification of any meeting of Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of Borrower or any proposed liquidation, dissolution or winding up of Borrower, Borrower shall mail a notice to Holder at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. Borrower shall make a public announcement of any event requiring notification to Holder hereunder substantially simultaneously with the notification to Holder in accordance with the terms of this Section 4.10.

4.11

Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE V. CALL OPTION

5.1

Call Option. Notwithstanding anything to the contrary contained in this Article V, so long as (i) no Event of Default shall have occurred and be continuing, (ii)  Borrower has a sufficient number of authorized shares of Common Stock reserved for issuance upon Conversion of the remaining amount of this Note, then at any time after the Issue Date, Borrower shall have the right, exercisable on not less than three (3) business days prior written notice to Holder, to prepay this Note in accordance with this Section 5.1. Any notice of prepayment hereunder (an “Optional Prepayment”) shall be delivered to Holder at Holder’s registered addresses appearing on the books and records of Borrower and shall state (1) that Borrower is exercising its right to prepay this Note and (2) the date of prepayment (the “Optional Prepayment Notice”). On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (defined below) to or upon the order of Holder as specified by Holder in writing to Borrower at least one (1) business day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Holder of an amount in cash (the “Optional Prepayment Amount”) equal to one hundred twenty five percent (125%) multiplied by the sum of (w) the then outstanding principal amount of this Note plus accrued and unpaid interest hereon. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Holder within seven (7) business days following the Optional Prepayment Date, Borrower shall forever forfeit its right to redeem this Note pursuant to this Section 5.1.

5.2

Partial Call Option. Notwithstanding anything to the contrary contained in this Article V, in the event that the Average Daily Price of the Common Stock, as reported by the Reporting Service, for each day of the month ending on any Determination Date is below the Initial Market Price of the Common Stock as of the Issue Date, Borrower may, at its option, prepay a portion of the outstanding principal amount of this Note equal to the principal amount hereof divided by twelve (12) plus one month’s interest. The term “Initial Market Price” means shall mean the volume weighted average price of the Common Stock for the five (5) Trading Days immediately preceding the Issue Date. The term “Reporting Service” means a reliable reporting service mutually acceptable to and hereinafter designated by Holder.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this ____ day of May, 2005.

EGPI FIRECREEK, INC.

By: /s/ Dennis R. Alexander

Name: Dennis R. Alexander

Title: Its Chairman and CFO

EXHIBIT “A”

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Note)

The undersigned is the holder (“Holder”) of that certain Callable Secured Promissory Note (“Note”) dated May ____, 2005, executed by EGPI Firecreek, Inc., a Nevada corporation (“Borrower”). Holder hereby irrevocably elects to convert $__________ principal amount of the Note into shares of common stock, par value $.001 per share (“Common Stock”), of Borrower according to the conditions of the Note, as of the date written below. If securities are to be issued in the name of a person other than Holder, Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:___________________________________________

Account Number:____________________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, Holder requests that Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:_____________________________________________________________

Address:___________________________________________________________

Holder represents and warrants that all offers and sales by the undersigned of the securities issuable to Holder upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:___________________________

Applicable Conversion Price:____________________

Number of Shares of Common Stock to be Issued Pursuant to

Conversion of the Note:______________

Signature:___________________________________

Name:______________________________________

Address:____________________________________

If this is the final conversion under the Note, Holder agrees that Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following Borrower’s receipt of the original Note.